                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           HELMERICH & PAYNE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                           HELMERICH & PAYNE, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

                                     N/A
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                     N/A
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                     N/A
--------------------------------------------------------------------------------
     (5) Total fee paid:

                                     N/A
--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

                                     N/A
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

                                     N/A
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     (3) Filing Party:

                                     N/A
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     (4) Date Filed:

                                     N/A
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
                        [HELMERICH & PAYNE, INC. LOGO]
                            UTICA AT TWENTY-FIRST
                            TULSA, OKLAHOMA 74114



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     Notice is hereby given that the Annual Meeting of Stockholders of Helmerich & Payne, Inc., will be held on the 41st Floor of the First National Tower Building, 15 East 5th Street, Tulsa, Oklahoma, at 12:00 noon, Tulsa time, on Wednesday, March 6, 1996, for the following purposes:

          1. To elect two Directors comprising the class of Directors of the Corporation known as the "Second Class" for a three-year term expiring in 1999.

          2. To consider and transact any other business which properly may come before the meeting or any adjournment thereof.

     In accordance with the By-Laws, the close of business on January 9, 1996, has been fixed as the record date for the determination of the stockholders entitled to notice of, and to vote at, said meeting. The stock transfer books will not close.

     The Corporation's Proxy Statement is submitted herewith. The annual report for the year ended September 30, 1995, has been previously mailed to all stockholders.

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON, BUT WISH THEIR STOCK TO BE VOTED ON MATTERS TO BE TRANSACTED, ARE URGED TO SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE CORPORATION IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                                             By Order of the Board of Directors

                                                   /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Tulsa, Oklahoma
January 26, 1996

                        [HELMERICH & PAYNE, INC. LOGO]
                            UTICA AT TWENTY-FIRST
                            TULSA, OKLAHOMA 74114


                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                              GENERAL INFORMATION

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of Helmerich & Payne, Inc. (the "Corporation"), and will be voted at the Annual Meeting of Stockholders on March 6, 1996. This statement and the accompanying proxy are first being sent or given to stockholders on or about January 26, 1996.

     Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the Annual Meeting or by delivery of a later-dated proxy.

     The cost of this solicitation will be paid by the Corporation. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. The Corporation does not intend to cause a solicitation to be made by specially engaged employees or other paid solicitors.

     At the close of business on January 9, 1996, there were 26,764,476 issued and outstanding shares of the common stock of the Corporation, the holders of which, except the Corporation which is the holder of 1,996,056 shares of treasury stock, are entitled to one vote per share on all matters. There is no other class of securities of the Corporation entitled to vote at the meeting. Only stockholders of record at the close of business on January 9, 1996, will be entitled to vote at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the name and address of each stockholder of the Corporation who, to the knowledge of the Corporation, beneficially owns more than 5% of the Corporation's common stock, the number of shares beneficially owned by each, and the percentage of outstanding stock so owned, as of January 9, 1996.

                                                        AMOUNT AND
                                                        NATURE OF       PERCENT
    TITLE                 NAME AND ADDRESS              BENEFICIAL        OF
  OF CLASS              OF BENEFICIAL OWNER            OWNERSHIP(1)      CLASS
-------------    ----------------------------------    ------------     -------
Common Stock     FMR Corp.
                   82 Devonshire Street
                   Boston, Massachusetts 02109           3,205,926(2)   12.944%
Common Stock     The Capital Group Companies, Inc.
                   333 South Hope Street
                   Los Angeles, California 90071         2,373,400(3)    9.582%

                                                        AMOUNT AND
                                                        NATURE OF       PERCENT
    TITLE                 NAME AND ADDRESS              BENEFICIAL        OF
  OF CLASS              OF BENEFICIAL OWNER            OWNERSHIP(1)      CLASS
-------------    ----------------------------------    ------------     -------
Common Stock     State Farm Mutual Automobile
                   Insurance Company
                   One State Farm Plaza
                   Bloomington, Illinois 61710           2,064,300       8.334%
Common Stock     W. H. Helmerich, III
                   1579 East 21st Street
                   Tulsa, Oklahoma 74114                 1,452,310(4)    5.864%

---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person or entity, with such person or entity possessing sole voting and investment power with respect to such shares.

(2) Includes 3,176,028 shares beneficially owned by Fidelity Management & Research Company and 29,898 shares beneficially owned by Fidelity Management Trust Company. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity Management & Research Company, and the Fidelity Funds each have sole power to dispose of 3,176,028 shares owned by Fidelity Management & Research Company. FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 29,898 shares. This information is based upon FMR's Schedule 13G dated February 13, 1995.

(3) Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of The Capital Group Companies, Inc., exercise investment discretion with respect to 1,273,400 and 1,100,000 shares, respectively. This information is based upon The Capital Group Companies, Inc.'s Schedule 13G dated February 8, 1995.

(4) Includes 300,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the total number of shares of common stock beneficially owned by each of the present Directors and nominees, the Corporation's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers (the Chief Executive Officer and other four most highly compensated executive officers collectively, the "named executive officers"), and all Directors and Executive Officers as a group, and the percent of the outstanding common stock so owned by each as of January 9, 1996.

                                              AMOUNT AND
                                              NATURE OF       PERCENT
 DIRECTORS AND NAMED                          BENEFICIAL        OF
  EXECUTIVE OFFICERS      TITLE OF CLASS     OWNERSHIP(1)      CLASS
----------------------    --------------     ------------     -------
W. H. Helmerich, III        Common Stock       1,452,310(2)    5.864%
Hans Helmerich              Common Stock         173,916(3)     .702%
George S. Dotson            Common Stock          94,301(4)     .381%
Steven R. Shaw              Common Stock          39,963(5)     .161%
Douglas E. Fears            Common Stock          28,230(6)     .114%
Allen S. Braumiller         Common Stock          21,858(7)     .088%
H. W. Todd                  Common Stock           2,000        .008%
John D. Zeglis              Common Stock           1,500        .006%
Glenn A. Cox                Common Stock           1,000(8)     .004%
George A. Schaefer          Common Stock           1,000        .004%
William L. Armstrong        Common Stock           1,000        .004%
C. W. Flint, Jr.            Common Stock              --          --
All Directors and
  Executive Officers
  as a Group(15)
                            Common Stock       1,855,657(9)    7.483%

---------------

(1) Unless otherwise indicated, all shares are owned directly by the named person, and he has sole voting and investment power with respect to such shares.

(2) Includes 300,000 shares owned by The Helmerich Foundation, an Oklahoma charitable trust, for which Mr. Helmerich is Trustee, and 10,000 shares owned by Ivy League, Inc., of which Mr. Helmerich is President and Director. Mr. Helmerich possesses sole voting and investment power over all indirectly owned shares.

(3) Includes options to purchase 6,670 shares exercisable within 60 days; 24,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 3,331 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995; 11,075 shares owned by Mr. Hans Helmerich's wife, with respect to which he has disclaimed all beneficial ownership; 7,400 shares held by Mr. Helmerich as Trustee for various trusts for members of his immediate family, as to which he has sole voting and investment power; 1,000 shares held by Mr. Helmerich as a Co-trustee for a family trust for which he shares voting and investment power; and 15,450 shares held by The Helmerich Trust, an Oklahoma charitable trust, for which Mr. Helmerich is a Co-trustee, for which he shares voting and investment power.

(4) Includes options to purchase 6,670 shares exercisable within 60 days; 18,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; 6,413 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995; 950 shares held in a trust for a family member for which Mr. Dotson, as a Co-trustee, shares voting and investment power; 1,100 shares held by Mr. Dotson as custodian for his children under the Uniform Gifts to Minors Act; and 450 shares owned by Mr. Dotson's wife, with respect to which he has disclaimed all beneficial ownership.

(5) Includes options to purchase 6,670 shares exercisable within 60 days; 16,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 2,679 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995.

(6) Includes options to purchase 1,200 shares exercisable within 60 days; 14,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 1,730 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995.

(7) Includes an option to purchase 1 share exercisable within 60 days; 8,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 5,506 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995.

(8) All shares are held in a revocable trust known as the Glenn A. Cox Trust, UTA, with respect to which voting and investment power are shared with Mr. Cox's wife.

(9) Includes options to purchase 30,811 shares exercisable within 60 days; 104,000 shares subject to restricted stock awards under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc.; and 24,597 shares fully vested under the Helmerich & Payne, Inc. 401(k) Plan as of September 30, 1995.

                             NOMINEES AND DIRECTORS

     The Board of Directors of the Corporation is divided into three classes -- First Class, Second Class, and Third Class -- whose terms expire in different years. The terms of the Directors of the Second Class expire this year, and their successors are to be elected at this Annual Meeting. The terms of the Directors of the Third Class and the First Class do not expire until 1997 and 1998, respectively, and consequently their successors are not to be elected at this Annual Meeting. Messrs. Flint and Todd will not stand for re-election as Directors of the Second Class due to their retirement, effective March 6, 1996, from the Corporation's Board of Directors. On December 6, 1995, the Board of Directors decreased, effective March 6, 1996, the number of Directors comprising the Second and Third Classes to two each and nominated Mr. William L. Armstrong, who is presently a Director of the Third Class, to occupy a vacant directorship in the Second Class. Upon the conclusion of this Annual Meeting, the First Class of Directors will be comprised of three Directors, and the Second and Third Classes will be comprised of two Directors each.

     The Directors belonging to the Third Class and the First Class, which are not coming up for election at this meeting, and the Nominees for Directors of the Second Class, are as follows:

DIRECTORS OF THE THIRD CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
                           ----  ----------   --------------------------------------------  --------
W. H. Helmerich, III        73      1997      Chairman of the Board of the Corporation.       1949
[Photograph]                                    Director of Atwood Oceanics, Inc.; Liberty
                                                Bancorp, Inc.; Liberty Bank and Trust
                                                Company of Tulsa, N.A.; and Liberty Bank
                                                and Trust Company of Oklahoma City, N.A.

Glenn A. Cox                66      1997      Retired President and Chief Operating           1992
[Photograph]                                    Officer of Phillips Petroleum Company
                                                (large integrated oil company). Director
                                                of Bank of Oklahoma, N.A.; BOK Financial
                                                Corporation; The Williams Companies, Inc.;
                                                and Union Texas Petroleum Holdings, Inc.

DIRECTORS OF THE FIRST CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
     ----                  ----  ----------   --------------------------------------------  --------
Hans Helmerich              37      1998      President of the Corporation and Chief          1987
[Photograph]                                    Executive Officer; holds similar positions
                                                as Chairman or President and as Chief
                                                Executive Officer of subsidiary companies.
                                                Director of Atwood Oceanics, Inc.

George S. Dotson            55      1998      Vice President of the Corporation and           1990
[Photograph]                                    President and Chief Operating Officer of
                                                Helmerich & Payne International Drilling
                                                Co.; holds similar positions as President
                                                and Chief Operating Officer of Helmerich &
                                                Payne International Drilling Co.
                                                subsidiary companies. Director of Atwood
                                                Oceanics, Inc.

George A. Schaefer          67      1998      Retired Chairman and Chief Executive Officer    1988
[Photograph]                                    of Caterpillar Inc. (Manufacturer of
                                                earth-moving, construction, and
                                                materials-handling machinery and
                                                equipment). Director of Aon Corporation;
                                                McDonnell Douglas Corporation; Morton
                                                International; and Caterpillar Inc.

NOMINEES FOR THE DIRECTORS OF THE SECOND CLASS

                                                                                              YEAR
                                 EXPIRATION                                                  FIRST
                                 OF PRESENT               PRINCIPAL OCCUPATION               BECAME
     NAME                  AGE      TERM               AND CURRENT DIRECTORSHIPS            DIRECTOR
                           ----  ----------   --------------------------------------------  --------
John D. Zeglis              48      1996      Senior Vice President -- General Counsel and    1989
[Photograph]                                    Government Affairs of American Telephone
                                                and Telegraph Company (provides products,
                                                services, and systems for the movement and
                                                management of information, including U.S.
                                                and international long-distance
                                                telecommunications services,
                                                telecommunications products for busi-
                                                nesses and consumers, network transmission
                                                systems and equipment, computers, and
                                                electronic components). Director of
                                                Illinova Corp.; and Illinois Power Co.

William L. Armstrong        58      1996      Chairman of Ambassador Media Corporation and    1992
[Photograph]                                    Cherry Creek Mortgage Company (television
                                                broadcasting and mortgage banking).
                                                Director of International Family
                                                Entertainment, Inc.; Provident Life &
                                                Accident Insurance Company of America; and
                                                Storage Technology Corporation.

     With regard to the election of the Directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. Unless otherwise specified, the proxies on the enclosed form which are executed and returned will be voted for the nominees listed above as "Nominees for Directors of the Second Class." The proxies executed and returned on the enclosed form can be voted only for the named nominees. If any one of the nominees is not a candidate at the Annual Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee. The election of Directors will require the affirmative vote of a plurality of the shares of common stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes shall not be counted except for purposes of determining the presence of a quorum at the meeting.

     The Corporation's transfer agent will tabulate all votes which are received prior to the date of the Annual Meeting. The Corporation has appointed two employee inspectors of the elections to receive the transfer agent's tabulation, to tabulate all other votes, and to certify the results of the elections.

     The principal occupation of each of the Directors and the Nominees for Directors of the Second Class is as set forth in the tables above and has been the same occupation for the past five years except with respect to Mr. Glenn A. Cox, who retired effective December 23, 1991, after being President and Chief Operating Officer of Phillips Petroleum Company since 1985.

ATTENDANCE

     There were four regularly scheduled meetings of the Board of Directors held during fiscal 1995. No Director attended fewer than 75% of the aggregate of the total number of the meetings of the Board of Directors and its committees held during fiscal 1995.

COMMITTEES

     Mr. C. W. Flint, Jr. and Mr. Glenn A. Cox are members of the Audit Committee. The functions of the Audit Committee include: (1) reviewing with management and the Corporation's independent accountants the scope of the various audits to be conducted during the coming year; (2) reviewing with management and the independent accountants the results of such audits, including the auditor's comments on the Corporation's accounting policies and the adequacy of the internal controls; (3) discussing with management and the independent accountants the Corporation's annual financial statements; (4) reviewing fees paid to, and the scope of services provided by, the independent accountants; (5) reviewing the independence of the independent accountants; (6) recommending to the full Board the engagement or discharge of the independent accountants; and
(7) monitoring compliance with the Foreign Corrupt Practices Act. During the year ended September 30, 1995, the Audit Committee held two meetings.

     Mr. George A. Schaefer, Mr. John D. Zeglis, and Mr. William L. Armstrong are members of the Human Resources Committee. The functions of the Human Resources Committee are to review and make recommendations or decisions regarding: (1) the election and salaries of officers and key management employees; (2) bonus awards, stock option plans and awards, and other fringe benefit plans; and (3) management succession. During the year ended September 30, 1995, the Human Resources Committee held three meetings.

     The Corporation does not have a nominations committee. All nominations are presented to the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The information contained in the following Summary Compensation Table for fiscal years 1995, 1994, and 1993 is furnished with respect to the named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM COMPENSATION
                                                                ---------------------------------
                               ANNUAL COMPENSATION                      AWARDS            PAYOUTS
                     ----------------------------------------   -----------------------   -------
                                                     (1)           (2)          (3)
                                                    OTHER       RESTRICTED   SECURITIES                 (4)
                                                    ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
NAME AND PRINCIPAL                               COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
     POSITION        YEAR   SALARY($) BONUS($)       ($)           ($)          (#)         ($)         ($)
-------------------  -----  -------   --------   ------------   ----------   ----------   -------   ------------
Hans Helmerich       1995   281,250   150,000         630           --           --         --          9,240
President and        1994   247,925    75,000         635           --           --         --          9,562
CEO                  1993   223,463    75,000         720           --           --         --          8,501
George S. Dotson     1995   252,354   120,000         630           --           --         --         10,050
Vice President       1994   219,800    70,000         650           --           --         --          8,430
and President of     1993   201,850    70,000         720           --           --         --          7,680
Drilling Subsidiary
Steven R. Shaw       1995   183,375    55,000         630           --           --         --         10,919
Vice President       1994   170,000    35,000         632           --           --         --          6,807
Production           1993   160,375    35,000         720           --           --         --          6,484
Allen S. Braumiller  1995   167,342    20,000         450           --           --         --         27,895
Vice President       1994   159,525    20,000         458           --           --         --         34,234
Exploration          1993   148,263    20,000         720           --           --         --         35,157
Douglas E. Fears     1995   150,236    40,000         630           --           --         --          8,351
Vice President       1994   140,600    15,000         630           --           --         --          5,921
Finance              1993   131,513    15,000         720           --           --         --          6,797

---------------
(1) The amounts specified in this column represent payments of estimated tax liability with respect to company-provided health and retirement benefits. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers.

(2) As of September 30, 1995, Messrs. Helmerich, Dotson, Shaw, Braumiller, and Fears held 24,000, 18,000, 16,000, 8,000, and 14,000 shares of restricted stock, respectively, with the value thereof on September 30, 1995 being $675,000, $506,250, $450,000, $225,000, and $393,750, respectively.
    Notwithstanding these reported amounts, the actual value of the restricted stock held by the named executive officers will depend on the market value of the Corporation's stock at a future date. Dividends will be payable on shares if and to the extent dividends are paid on the Corporation's stock generally.

(3) The references to "SARs" in the Summary Compensation Table and all other tables in this Proxy Statement have been omitted, since the Corporation has never authorized any SARs.

(4) With respect to each of the named executive officers except Mr. Braumiller, the amounts specified in this column represent only the Corporation's matching contributions to its 401(k) Plan in behalf of each such executive officer. With respect to Mr. Braumiller, $9,367, $6,725, and $6,104 were contributed to the 401(k) Plan by the Corporation in Mr. Braumiller's behalf in each of fiscal years 1995, 1994, and 1993, respectively. In each of fiscal years 1995, 1994, and 1993, Mr. Braumiller was paid $18,528, $27,509, and $29,053, respectively, pursuant to an overriding royalty plan applicable only to geologists and geophysicists. Since Mr. Braumiller has previously satisfied all vesting requirements under the overriding royalty plan, he shall continue to receive payments thereunder regardless of whether Mr. Braumiller continues in the employment of the Corporation. The overriding royalty plan requires payments to be made to participants at least semi-annually. Currently, payments are being made to Mr. Braumiller on a quarterly basis. Although the overriding royalty plan was terminated effective September 30, 1985, Mr. Braumiller's share of all overriding royalties earned under such plan prior to September 30, 1985, will continue to be paid to him until production in commercial quantities ceases.

STOCK OPTION GRANTS

     There were no stock options granted to the named executive officers in the last fiscal year.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the named executive officers of the Corporation concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                 NUMBER OF
                                                                                SECURITIES        VALUE OF
                                                                                UNDERLYING      UNEXERCISED
                                                                                UNEXERCISED     IN-THE-MONEY
                                                                                OPTIONS AT       OPTIONS AT
                                                                                 FY-END(#)      FY-END($)(1)
                                         SHARES ACQUIRED                       EXERCISABLE/     EXERCISABLE/
                  NAME                   ON EXERCISE(#)    VALUE REALIZED($)   UNEXERCISABLE   UNEXERCISABLE(2)
--------------------------------------   ---------------   -----------------   -------------   --------------
Hans Helmerich........................         5,160             57,082             3,150/          28,744/
                                                                                   13,326(3)        47,850
George S. Dotson......................         5,160             55,147             3,150/          28,744/
                                                                                   13,326(3)        47,850
Steven R. Shaw........................         3,096             27,090             3,150/          28,744/
                                                                                   13,326(3)        47,850
Allen S. Braumiller...................         1,052             12,035                 1/               9/
                                                                                    6,458(3)        28,826
Douglas E. Fears......................            --                 --             1,200(3)/           --/
                                                                                    9,600(3)        28,687

(1) Fair market value used for computations in this column was $28.125 per share, which was the Corporation's closing price of its common stock on September 30, 1995.

(2) The Incentive Stock Option Plan pursuant to which certain options noted in this table were granted contains a cumulative restriction feature requiring sequential exercise of options granted under such plan. Therefore, certain out-of-the-money options must be exercised prior to certain in-the-money options.

(3) As of September 30, 1995, Messrs. Helmerich, Dotson, Shaw, Braumiller, and Fears held 6,726, 6,726, 6,726, 3,300, and 6,300, respectively, of out-of-the-money options.

LONG-TERM INCENTIVE PLANS

     There were no long-term incentive plan awards to the named executive officers in the last fiscal year.

PENSION PLANS

     The pension plan benefit under the Corporation's retirement plan is calculated pursuant to the following formula:

                 Compensation X 1.5% = Annual Pension Benefit.

Pension benefits, which are accrued annually, are determined based on compensation received throughout a participant's career. "Compensation" includes salary, bonus, vacation pay, sick pay, Section 401(k) elective deferrals, and
Section 125 "cafeteria plan" deferrals. Therefore, the pension benefit is not determined primarily by final compensation and years of service.

     Based upon this formula, an assumed annual salary growth rate of 6%, and an age 62 retirement date, the estimated annual benefits payable to each named executive officer at retirement are:

                                                                                     ANNUAL
                                                                       CURRENT     RETIREMENT
                                  NAME                                   AGE       BENEFIT(1)
    -----------------------------------------------------------------  -------     ----------
    Hans Helmerich...................................................     37        $348,464
    George S. Dotson.................................................     55        $130,061
    Steven R. Shaw...................................................     45        $121,521
    Allen S. Braumiller..............................................     61        $ 53,254
    Douglas E. Fears.................................................     46        $ 80,971

---------------

(1) The annual retirement benefit has not been reduced for statutory compensation and benefit limits, as amounts over these limits would be payable pursuant to the Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc. The benefits listed above are computed as a straight single life annuity and are not subject to any reduction for Social Security or other offset amounts.

REPORT ON REPRICING OF OPTIONS

     There were no adjustments or amendments to the exercise price of stock options previously awarded to any of the named executive officers during the last fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1995, the members of the Corporation's Human Resources Committee (which functions as the Corporation's compensation committee) were Mr. George A. Schaefer, Mr. John D. Zeglis, and Mr. William L. Armstrong. No executive officer of the Corporation has any relationship covered by the Compensation Committee Interlock regulations.

     Mr. W. H. Helmerich, III, Chairman of the Board, retired from the Corporation in December of 1989. Pursuant to a consulting agreement with the Corporation, he receives $154,800 per year for a one-year term commencing January 1, 1990, plus reimbursement of reasonable business, travel, and other expenses in consideration of his agreement to provide advisory and consulting services (exclusive of services rendered by Mr. Helmerich as Chairman of the Board) to the Corporation. The consulting agreement is automatically renewed for successive one-year terms unless terminated by the Corporation or Mr. W. H. Helmerich, III.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-OF-CONTROL ARRANGEMENTS

     The Helmerich & Payne, Inc., 1990 Stock Option Plan contains a provision whereby all stock options will automatically become fully vested and immediately exercisable in the event of a "change of control" of the Corporation, as defined in such plan. Pursuant to an agreement between the Corporation and the participants under the Restricted Stock Plan for Senior Executives of Helmerich & Payne, Inc., all restricted shares will automatically become fully vested, free of restrictions, in the event of a "change of control" of the Corporation, as defined in such agreement.

     If a named executive officer dies prior to age 65 while employed by the Corporation or after having retired under the Corporation's pension plan, then pursuant to an agreement with each named executive officer the surviving spouse of such deceased executive will be paid $2,250 per month for 120 consecutive months, commencing upon the date of death. Alternatively, if the named executive officer remains in the employment of the Corporation until age 65 or has retired under the provisions of the Corporation's pension plan, then commencing on his 65th birthday such executive officer shall be paid $225 per month for 120 consecutive months.

                        HUMAN RESOURCES COMMITTEE REPORT

          Decisions with regard to the compensation of the Corporation's executive officers are made by the Human Resources Committee of the Board of Directors ("Committee"). Each member of the Committee is a non-employee director. Decisions about awards under the Corporation's stock-based compensation plans are made by the Committee and reported to the Board. All other decisions by the Committee relating to compensation of the Corporation's executive officers are reviewed by the Board. Generally, the Committee meets in December following the end of a particular fiscal year to consider prospective calendar-year salary adjustments, as well as to consider bonus compensation for executive officers for the prior calendar year.

       Executive Officer Compensation Policies

          The Corporation's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Corporation's performance, recognize individual initiative and achievements, and assist the Corporation in attracting and retaining qualified executives. The Committee relies in large part on compensation studies for the determination of competitive compensation. These studies include salary and bonus compensation data from several competitor companies including that contained within the S&P Oil and Gas Drilling Index on page 14 of this Proxy Statement. Also, when the Committee contemplates the awarding of stock grants or options to its executives, it considers the nature and value of stock awards made by competitor companies to their executive officers. In order to implement these objectives, the Corporation has developed a straightforward compensation package consisting of salary, annual bonus, and periodic awards of stock options and/or restricted stock. Each element of the compensation package serves a particular purpose. Salary and bonus are primarily designed to reward current and past performance. Awards of stock options and restricted stock are primarily designed to tie a portion of each executive's compensation to long-term future performance of the Corporation. The Committee believes that stock ownership by management through stock-based compensation arrangements is beneficial in aligning management's and stockholders' interests. The value of these awards will increase or decrease based upon the future price of the Corporation's stock. Base salaries are conservatively set to recognize individual performance while attempting to approximate the average level of base salaries among the Corporation's competitors. Annual bonuses to executive officers are awarded based upon corporate performance criteria, competitive considerations, and the Committee's subjective determination of individual performance.

          In determining executive compensation for fiscal 1995, the Committee considered the Corporation's overall historical performance and its future objectives and challenges rather than utilizing a formula based on any particular performance measure in a single year. The Committee believes that this policy provides a certain degree of stability in executive compensation considering the cyclical nature of the Corporation's businesses. Within this framework, the Committee considered the following equally weighted performance factors in making its compensation decisions in fiscal 1995: earnings per share; cash flow from operations; return on operating assets; and status of the Corporation's competitive position. The Committee determined that these performance factors were met during fiscal 1995.

          Section 162(m) of the Internal Revenue Code, effective January 1, 1994, provides that certain compensation to certain executive officers in excess of $1 million will not be deductible for federal income tax purposes. The current compensation levels of the Corporation's executive officers are well below the $1 million threshold. In the event that the Corporation's compensation levels approach the $1 million deduction cap, the Committee will further analyze Section 162(m) and take such action as it deems appropriate.

          During the fourth quarter of fiscal 1995, an independent compensation consultant was retained to review and advise as to existing executive compensation policies. The Committee, during fiscal 1996, plans to adopt a more formalized performance based bonus plan for its executive officers.

       Compensation Paid to the Chief Executive Officer

          Compensation paid to the CEO for fiscal 1995 consisted primarily of base salary and annual bonus. In fiscal 1995, Mr. Helmerich earned a $150,000 bonus and a 13.4% salary increase. The increase in CEO compensation was made in light of the Committee's subjective assessment of the quality of leadership displayed by Mr. Helmerich during a period of instability in the energy industry, and in consideration of the continued profitability of the Corporation.

                   SUBMITTED BY THE HUMAN RESOURCES COMMITTEE

     George A. Schaefer         John D. Zeglis         William L. Armstrong

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage change in the Corporation's cumulative total stockholder return on common stock as compared with the cumulative total return of the S&P 500 COMP-LTD Index and the S&P Oil & Gas Drilling Index. All cumulative returns assume reinvestment of dividends and are calculated on a fiscal year basis ending on September 30 of each year.

                    CUMULATIVE TOTAL RETURN ON COMMON STOCK

                                   [GRAPH]

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                1990            1991            1992            1993            1994            1995
S&P 500 COMP-LTD                        100.00          131.17          145.66          164.60          170.67          221.43
HELMERICH & PAYNE                       100.00           79.27           93.48          119.63          100.77          102.58
S&P OIL & GAS DRILLING                  100.00           64.33           72.21           88.08           70.75           72.60

DIRECTOR COMPENSATION

     Each Director not regularly employed by the Corporation presently receives a retainer of $2,500 per quarter on each December 1, March 1, June 1, and September 1 that he is a Director and an attendance fee of $2,500 for each regularly scheduled meeting that he attends, plus expenses incurred in connection with attending meetings. Mr. W. H. Helmerich, III receives no compensation from the Corporation for serving as its Chairman of the Board. In addition, members of the Audit Committee and the Human Resources Committee receive a fee of $500 per meeting attended, plus expenses incurred in connection with attending meetings. It is anticipated that there will be four regularly scheduled meetings of the Board of Directors during fiscal 1996.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. W. H. Helmerich, III acts as a consultant to the Corporation pursuant to a consulting agreement described under "Compensation Committee Interlocks and Insider Participation."

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     For the fiscal year ended September 30, 1995, all reports were filed on a timely basis with the Securities and Exchange Commission with the following exceptions:

          (i) Hans Helmerich, CEO of the Corporation, filed one Form 4 on June 6, 1995, rather than on the due date of May 10, 1995. This report covered the sale of 4,000 shares of the Corporation's common stock; and

          (ii) Mr. Allen S. Braumiller, an executive officer of the Corporation, reported an exercise of stock options on a Form 5 filed on November 3, 1995, rather than reporting such transaction on a Form 4 on July 10, 1995. This report covered the exercise of stock options covering 1,052 shares of the Corporation's common stock.

     In making these disclosures, the Corporation has relied solely upon the written representations of its Directors and executive officers, and copies of the reports they have filed with the Securities and Exchange Commission.

INDEPENDENT ACCOUNTANTS

     The Audit Committee of the Corporation's Board of Directors on April 5, 1994, approved the dismissal of Arthur Andersen LLP as the Corporation's certifying accountant and on such date appointed Ernst & Young LLP as the Corporation's new certifying accountant.

     Arthur Andersen LLP's report on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, during fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     For the Corporation's fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994, there were no reportable events as described in Item 304(a)(1)(v)(A) through (D) of Regulation S-K.

     The Corporation did not, during fiscal years 1992 and 1993 and that portion of fiscal 1994 ending April 5, 1994, consult with Ernst & Young LLP regarding any matters described in Item 304(a)(2) of Regulation S-K.

     The independent public accounting firm selected by the Corporation for the current year which audited the accounts of the Corporation for the fiscal year most recently completed is Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the stockholders' meeting with the opportunity to make a statement if they so desire and to respond to appropriate questions.

STOCKHOLDER PROPOSALS

     The Corporation's annual meeting for 1997 will be held Wednesday, March 5, 1997. Any stockholder wishing to submit a proposal to the vote of the stockholders at such 1997 annual meeting must submit such proposal or proposals in writing to the Corporation at its executive office in Tulsa, Oklahoma,
Attention: Corporate Secretary, on or before September 30, 1996.

OTHER MATTERS

     As of this date, management knows of no business which will come before the meeting other than that set forth in the notice of said meeting. If any other matter properly comes before the meeting, the persons named as proxies will vote on it in accordance with their best judgment.

                                             By Order of the Board of Directors

                                                    /s/ STEVEN R. MACKEY
                                                      STEVEN R. MACKEY
                                                         Secretary

Dated: January 26, 1996

                         APPENDIX TO ELECTRONIC FILING

                         LIST OF IMAGE INFORMATION NOT
                              FILED ELECTRONICALLY

     Photographs of the Directors and Nominees for Directors have been omitted from Pages 5 through 7 of this Proxy Statement.

     A graphic representation of the Performance Graph described on Page 14 of this Proxy Statement has been omitted.

                      -----------------------------------
                      -----------------------------------

                           NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  TO BE HELD

                                 MARCH 6, 1996

                                      AND

                                PROXY STATEMENT


                        [HELMERICH & PAYNE, INC. LOGO]


                            HELMERICH & PAYNE, INC.
                             UTICA AT TWENTY-FIRST
                             TULSA, OKLAHOMA 74114

                      -----------------------------------
                      -----------------------------------

--------------------------------------------------------------------------------

PROXY FOR ANNUAL MEETING                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
HELMERICH & PAYNE, INC.                   BOARD OF DIRECTORS.
---------------------------------------
                                          The undersigned hereby appoints as his/her proxies,
                                          with powers of substitution and revocation, W. H.
                                          Helmerich, III, Hans Helmerich, and Steven R.
                                          Mackey, or each of them, to vote all shares of
                                          Helmerich & Payne, Inc., which the undersigned would
                                          be entitled to vote at the Annual Meeting of
                                          Stockholders of Helmerich & Payne, Inc., to be held
                                          on the 41st Floor of the First National Tower
                                          Building, 15 East Fifth Street, Tulsa, Oklahoma, on
                                          Wednesday, March 6, 1996, at 12:00 noon, Tulsa time,
                                          and all adjournments thereof.

1. Nominees for Directors of the "Second Class" for a three-year term are John
   D. Zeglis and William L. Armstrong. DIRECTORS RECOMMEND A VOTE FOR ITEM 1.

      / / FOR all listed nominees          / / WITHHOLD vote from            / / WITHHOLD vote only from
                                             all listed nominees
                                                                             --------------------------

                            (Continued on Next Page)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          (Continued from First Page)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE WISHES OF THE STOCKHOLDER AS SPECIFIED IN THE SQUARES AND ON THE LINE PROVIDED ON THE REVERSE SIDE HEREOF; HOWEVER, IF NO SPECIFICATION IS MADE IN THE SQUARES OR ON THE LINE PROVIDED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE FULL SLATE OF DIRECTORS.

    PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                                                Dated:                   , 1996.
                                                       -----------------



                                                --------------------------------
                                                (Sign here exactly as name
                                                appears. When signing as
                                                attorney, executor,
                                                administrator, guardian, or
                                                corporate official, please give
                                                your full title as such.)

--------------------------------------------------------------------------------